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Exhibit 10.3.9

                        CONSULTING AGREEMENT

      This Agreement made and entered into effective as of the 1st day of January, 1999 by and between Ballantyne of Omaha, Inc., ("Ballantyne"), a Delaware corporation, with its principal offices at 4350 McKinley Street, Omaha, Nebraska 68112, (the "Company"), and Arnold S. Tenney, an individual, whose mailing address is 4000 Chesswood Drive, Downsview, Ontario, Canada M3J 2B9, ("Tenney").

RECITALS:

      This Agreement is made with reference to the following facts and objectives:

      A. Tenney is experienced in the overall management and direction of corporations which design, develop, manufacture and distribute products for specialized markets throughout the world.

      B. Ballantyne, a manufacturer of capital equipment for the theater and restaurant industries, desires to engage Tenney as a consultant to provide managerial and other advisory services to Ballantyne and its subsidiaries, and Tenney is agreeable thereto.

      NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

      Section 1. ENGAGEMENT. Company hereby engages Tenney as a consultant for a one year term commencing as of January 1, 1999 and ending on December 31, 1999. Notwithstanding the foregoing, either party may terminate this Contract immediately for cause.

      Section 2. ACTIVITIES OF CONSULTANT. During the term of this Agreement, Tenney will assist the Company in the continued operation of its business and will render counsel and advice and such other services as the Company and Tenney may mutually agree upon from time to time. Tenney shall devote such time to the business affairs of the company as he, in his sole judgment and discretion, shall deem necessary or appropriate for such purposes.

      Section 3. COMPENSATION. As compensation for services to be rendered to the Company, the Company will pay Tenney at the rate of Eight Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($8,333.33) per month.

      Section 4. INDEPENDENT CONTRACTOR. For the purposes of this Agreement and the services to be rendered hereunder, Tenney shall, at all times, be an independent contractor and shall not be considered an employee of the Company.

      Section 5. MISCELLANEOUS. The following miscellaneous provisions shall apply to this Agreement:


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      5.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect thereto. The Agreement may be amended or supplemented any time only by an instrument in writing signed by both parties.

      5.2 APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Nebraska.

      5.3 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns, except that the obligation of Tenney hereunder may not be assigned.

      5.4 NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent to the other party by certified mail, return receipt requested, to the address for such party set forth above or such other address as the party may give to the other in the manner set forth for the giving for notice herein.

      5.5 HEADINGS. The headings of the sections herein are for convenience only and shall not be construed as in any manner defining, limiting or describing the scope or intent of the particular sections to which they refer, or as affecting the meaning or construction of the language in the body of such sections.

      5.6 RECITALS. All recitals are incorporated herewith and made a part of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on this 10th day of March, 1999, effective as of January 1, 1999.


                                    BALLANTYNE OF OMAHA, INC., "Company"


                              By:   /s/ John Wilmers
                                   -----------------------------------
                                    John Wilmers, President


                                    /s/ Arnold S. Tenney
                                   -----------------------------------
                                    Arnold S. Tenney, "Tenney"



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